UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Below is an email that will be sent to stockholders to encourage them to vote on proposals outlined in the proxy materials.

Dear Nuveen Global Cities REIT, Inc. Stockholder,

I am contacting you on behalf of Nuveen Global Cities REIT, Inc. (“GCREIT”) to confirm you have received the proxy materials for the annual meeting of stockholders scheduled for July 28, 2023.

GCREIT’s Board recommends that you vote “FOR” the proposals listed below.

You may authorize a proxy to vote your shares in any of the following ways described below, or in person by attending the virtual Annual Meeting:

•

via the Internet by going to www.proxy-direct.com and following the on-screen directions. Please have your proxy card in hand when accessing the website, as it contains a 14-digit control number and 8-digit security code, which are required to record your voting instructions via the Internet;

•

by touch-tone by calling the number listed on the proxy card, 1-800-337-3503, and following the recorded instructions. You will need the 14-digit control number and 8-digit security code included on your proxy card in order to record your voting instructions by telephone;

•	by mail by marking, signing, dating and returning the enclosed proxy card; or

•	electronically, via a response to this email.

Please review and confirm by responding to this email, “YES I confirm” if you want to vote along with the recommendations of the Board for all your accounts.

By replying to this e-mail “YES I confirm”, you will be appointing James E. Sinople or William M. Miller, or either of them, as your proxies, with full power of substitution in each of them, to attend the annual meeting of stockholders of GCREIT to be reconvened virtually on the internet at meetnow.global/MDMGX5Q on July 28, 2023 at 9:00 a.m. Eastern Time, and any postponement or adjournment thereof, to cast on your behalf in accordance with the recommendations of the Board all votes that you are entitled to cast at such meeting and otherwise to represent you at the meeting with all powers possessed by you if personally present at the meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon:

•	The election of seven director nominees listed in the Proxy Statement.

Michael J.L. Sales, Michael A. Perry, John L. MacCarthy, Donna Brandin, John R. Chandler, Steven R. Hash, and Robert E. Parsons, Jr.;

To withhold authority to vote for any nominee, please vote via the internet, touch-tone, or mail using the instructions in the Proxy Statement.

•	The ratification of the appointment of PricewaterhouseCoopers LLP as GCREIT’s independent registered public accounting firm for the year ending December 31, 2023; and

•	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This email is not a substitute for the Proxy Statement or any other document that the Company may file with the Securities and Exchange Commission or send to its stockholders in connection with its Annual Meeting of Stockholders. The Proxy Statement contains important information regarding the proposals that you are being asked to consider. Please read the materials carefully. For your convenience, electronic versions of the Proxy Statement and Annual Report are available at the website below for you to view or download.

https://www.nuveen.com/gcreit/literature